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                                   Exhibit 3.1

                         CERTIFICATE OF INCORPORATION OF
                            PARTNERS IN CARE, CORP.

                            To: The Secretary of the
                               State of New Jersey


I, THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title I4A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:

FIRST.  The name of the Corporation is Partners In Care, Corp.

SECOND. The purpose or purposes for which the corporation is organized are:

To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

THIRD. The aggregate number of shares which the Corporation shall have authority to issue is Forty Thousand (40,000) shares, consisting of Ten Thousand (10,000) shares of Class A Common Stock, Ten Thousand (10,000) shares of Class B Common Stock, Ten Thousand (10,000) shares of Class C Common Stock and Ten Thousand (10,000) shares of Class D Common stock. All shares of the corporation shall have no par value.

     (a) All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

     (1)  Voting Rights.

          A. Class A Common Stock. Except as set forth herein or as otherwise required by law, the shareholders of the Class A Common Stock shall be entitled to three (3) votes, for each share of Class A Common Stock held, on each matter on which the shareholders of the Corporation shall be entitled to vote.

          B. Class B Common Stock. Except as set forth herein or as otherwise required by law, the shareholders of the Class B Common Stock shall be entitled to one (1) vote, for each share of Class B Common Stock held, on each matter on which the shareholders of the Corporation shall be entitled to vote.

          C. Class C Common Stock. Except as set forth herein or as otherwise required by law, the shareholders of the Class C Common Stock shall be entitled to one (1) vote, for each share of Class C Common Stock held, on each matter on which the shareholders of the Corporation shall be entitled to vote.






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          D. Class D Common Stock. The shareholders of the Class D Common Stock shall not be entitled to vote on any matter on which the. shareholders of the Corporation shall be entitled to vote.

     (2)  Voting

          A. The holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall vote in the following manner with respect to the election of the members of the Board of Directors at each annual meeting of the shareholders of the Corporation: The holders of the Class B Common Stock, voting as a class, shall have the right to elect seven (7) Directors (the "Class B Directors"). The holders of the Class A Common Stock and the Class C Common Stock, voting together as one (1) class, shall have the right to elect seven (7) Directors (the "Class A and C Directors"), four (4) of whom shall be Primary Care Physicians and three (3) of whom shall be Specialty Physicians, as such terms are defined in the Board of Directors. The Class B Directors and the Class A and C Directors shall be elected by a plurality of the votes cast by the holders of the Class B Common Stock (as to the Class B Directors) and the Class A Common Stock and Class C Common Stock voting together as one (1) class (as to the Class A and C Directors).

          B. The holders of the Class A Common Stock, the Class B Common stock, and the Class C Common Stock shall vote in the following manner with respect to the sale of this Corporation: The holders of the Class B Common Stock and, if required by law, the Class D Common Stock, shall vote as one (1) class. The holders of the Class A Common Stock and the Class C Common Stock shall vote together as one (1) class. With respect to each such class or (in the case of Class A Common Stock and Class C Common Stock) group of classes, the approval of holders of shares representing a majority of all the votes entitled to be cast by the shareholders holding shares of the applicable class or (in the case of Class A Common Stock and Class C Common Stock) group of classes shall be required.

          C. Except as otherwise required by law, the adoption of By-Laws and changes to the Certificate of Incorporation or the By-Laws shall be made by the Corporation's Board of Directors in the following manner: A Majority vote of the Class B Directors, and a Majority vote of the Class A Directors and the Class C Directors voting together as a group shall be required.

          D. Except as otherwise required by law, all other decisions of the Corporation, shall be made by a simple. majority vote of the Corporation's Board of Directors. Decisions regarding the day to day operations of the Corporation shall be made pursuant to the By-Laws.

          E. Except as otherwise provided in this Certificate of Incorporation, or as otherwise provided by law, the Class A Common Stock, the Class B Common Stock, and the Class C Common Stock shall vote together as one (1) class.

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     (b) Stock Splits: Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of one or more of the Class A Common Stock, the Class B Common Stock, and Class C Common Stock or the Class D Common Stock, the outstanding shares of the other class(es) of Common Stock shall be proportionately subdivided or combined, as the case may be.

FOURTH: The address of the Corporation's initial registered office is 254 Easton Avenue, New Brunswick, New Jersey 08901 and the name of the Corporation's initial registered agent at such address is John Matuska.

FIFTH:   The name and address of the incorporator is as follows:

         John Matuska
         254 Easton Ave
         New Brunswick, NJ 08901

SIXTH:   The incorporator shall designate the initial Board of Directors who shall serve until the first annual meeting of the stockholders.

SEVENTH: The Corporation Shall have a Board of Directors of fourteen (14) members, selected and comprised as outlined above. The terms of the Board members shall be as set forth in the By-Laws of the Corporation.

IN WITNESS WHEREOF, I, the incorporator of the above-named corporation, have hereunto signed this Certificate of Incorporation on the 28th day of December, 1994.


                                   /s/ John Matuska
                                   -----------------------------------
                                   JOHN MATUSKA, INCORPORATOR


                                        3






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                                   Exhibit 3.1

                   CERTIFICATE OF AMENDMENT TO THE CERTIFICATE
                               OF INCORPORATION OF
                             PARTNERS IN CARE, CORP.
                                Approved 9-13-95


     TO:  The Secretary of State
          State of New Jersey


     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

     1.   The name of the corporation is Partners In Care, Corp.

     2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 13 day of September, 1995.

     Resolved, that sections of the Certificate of Incorporation, set forth below, are amended to read as follows:

     ARTICLE THIRD (a)

     (1)  Voting Rights.

               A. Class A Common Stock. Except as set forth herein or as otherwise required by law, the shareholders of the Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held, on each matter on which the shareholders of the Corporation shall be entitled to vote.

               C. Class C Common Stock. The shareholders of the Class C Common Stock shall not be entitled to vote on any matter on which the shareholders of the Corporation shall be entitled to vote.

               D. Class D Common Stock. The shareholders of Class D Common Stock shall not be entitled to vote on any matters on which the shareholders of the Corporation shall be entitled to vote, except as to the selection of non-voting Members of the Board of Directors as described below.

                                       4






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     (2)  Voting.

               A. The holders of the Class A Common Stock, the Class B Common Stock and the Class D Common Stock shall vote in the following manner with respect to the election of the Members of the Board of Directors at each annual meeting of the shareholders of the
               Corporation: The holders of the Class B Common Stock, voting as a class, shall have the right to elect seven (7) Directors (the "Class B Directors"). The holders of the Class A Common Stock, voting together as a class, shall have the right to elect seven
               (7) Directors (the "Class A Directors"), four (4) of whom shall be Primary Care Physicians and three (3) of whom shall be Specialty Physicians, as such terms are defined, from time to time, by the Board of Directors. The holders of the Class D Common Stock, voting as a class, shall have the right to elect three (3) Directors (the "Class D Directors"). The Class D Directors are non-voting Directors and shall not have any right to vote on any matters before the Board or any committees of the Board. The Class B Directors, the Class A Directors and the Class D Directors shall be elected by a plurality of the votes cast by the holders of the Class B Common Stock (as to the Class B Directors), the Class A Common Stock (as to the Class A Directors) and the Class D Common Stock (as to the Class D Directors).

               B. The holders of the Class A Common Stock and the Class B Common Stock, and if required by law, the Class C and D Common Stock shall vote in the following manner with respect to the sale of this Corporation: The holders of the Class A and B Common Stock and, if required by law, the Class C and D Common Stock, shall vote as individual classes. With respect to each such class, the approval of holders of shares representing a majority of all the votes entitled to be cast by the shareholders holding shares of the applicable class shall be required.

               C. Except as otherwise required by law, the adoption of By-Laws, changes to the Certificate of Incorporation or the By-Laws and the adoption of or changes to requirements or restrictions on Classes of Stock shall be made by the Corporation's Board of Directors in the following manner: A Majority vote of the Class B Directors, and a Majority vote of the Class A Directors shall be required.

               E. Except as otherwise provided in this Certificate of Incorporation, the Corporations By-Laws or as otherwise provided by law, the Class A Common Stock, the Class B Common Stock, and if required by law, the Class C and D Common Stock shall vote together as separate classes.


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     EIGHTH. Special Nullity Provision. In the event that any provision of this
     Certificate of Incorporation, the Corporation's By-Laws or any action of the Board of Directors is determined, directly or indirectly through promulgation of a general or specific ruling, order, regulation or decision, by any governmental entity, legislative, executive agency, department, commission, pane, court-civil-administrative or otherwise, to jeopardize, void or otherwise negatively impact the charitable and/or not-for-profit status of any Class B shareholder, then, said provision of the Certificate of Incorporation, By-Laws, or Board of Directors action shall be deemed null and void and of no force or effect as it relates to Class B shareholders and Class B Common Stock.

     In the event of such a direct or indirect determination, the Board of Directors shall also take action to ensure that said determination does not have such a negative impact within thirty (30) days of receiving notice of same.

     3. The number of shares outstanding at the time of the adoption of the amendment was 200 Class B. The total number of shares entitled to vote thereon was 200 Class B.

     4. The number of shares voting for and against such amendment is as follows:

          Number of Shares Voting            Number of Shares Voting
          For Amendment                      Against Amendment

          200 Class B                        0

     5. The remainder of the Certificate of Incorporation, except as to the paragraphs modified herein, remains in full force and effect.

Dated this 19th day of June, 1996                    Partners In Care, CORP.


                         By: s/s John Matuska
                             ------------------------------------
                             John Matuska, President


                                      6





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                                   Exhibit 3.1

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                             PARTNERS IN CARE, CORP.

                                Approved 10-2-00

TO:  Department of the Treasury
     State of New Jersey

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporation, General, of the New Jersey Statues, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation.

         1. The name of the Corporation is Partners In Care, Corp.

         2. The following amendment to the Certificate of Incorporation was approved by the Board of Directors of the corporation on the 2d day of October, 2000 and there being no other approvals necessary.

         It is resolved, that the section of the Certificate of Incorporation, set forth below, is amended to read as follows:

         ARTICLE THIRD. The aggregate number of shares which the Corporation shall have authority to issue is Four Million (4,000,000) shares, consisting of One Million (1,000,000) shares of Class A Common Stock, One Million (1,000,000) shares of Class B Common Stock, One Million (1,000,000) shares of Class C Common Stock and One Million (1.,000,000) shares of Class D Common Stock. All shares of the Corporation shall have no par value.

         3. The number of Directors voting for and against such amendments is as follows:

            Number of Directors Voting        Number of Directors Voting
            for Amendment                     Against Amendment

            5     Class A                     0      Class A
            4     Class B                     0      Class B

         4. The remainder of the Certificate of Incorporation, except as to the paragraph modified herein, remains in full force and effect.

Dated this 2 day of October, 2000

                                                PARTNERS IN CARE, CORP.

                                                By: s/s Dennis G. Wilson
                                                    --------------------
                                                DENNIS G. WILSON
                                                President & CEO

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